Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Doubles Footprint In United Kingdom

HOUSTON, May 7, 2012 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that it acquired the Essex Audi Group dealerships in the Southeast region of England. The group is composed of six Audi franchises that are expected to generate approximately $275 million in estimated annual revenues and will complement Group 1’s five existing BMW/MINI dealerships in the region.

The dealerships – Stansted Audi, Chelmsford Audi, Southend Audi, Harold Wood Audi, Chingford Audi and Docklands Audi – are located in the growing, affluent Essex and East London areas, approximately 90 miles from Group 1’s existing dealerships.

Earl J. Hesterberg, Group 1’s president and chief executive officer, said, “We are delighted to announce the acquisition of these six Audi dealerships in East London and Essex, as we have been patiently looking for an opportunity to expand our presence and luxury brand offerings in the United Kingdom. This acquisition more than doubles our footprint in the region while adding scale and additional leverage to the business. In addition, we are extremely pleased to expand our global relationship with the Volkswagen Group by partnering with Audi UK, a luxury market leader in the United Kingdom.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 118 automotive dealerships, 150 franchises, and 28 collision centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor Contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | kpaper@group1auto.com

Media Contacts:
Pete DeLongchamps
V.P. Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com